Exhibit 99.1

News Release

Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – Director of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

ProFrac Holding Corp. Reports Second Quarter 2025 Results

WILLOW PARK, TX – August 7, 2025 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its second quarter ended June 30, 2025.

Second Quarter 2025 Results

•	Total revenue was $502 million compared to first quarter 2025 revenue of $600 million

•	Net loss was $104 million compared to net loss of $15 million in first quarter 2025

•	Adjusted EBITDA(1) was $79 million compared to $130 million in first quarter 2025; 16% of revenue in the second quarter compared to 22% of revenue in first quarter 2025

•	Net cash provided by operating activities of $100 million compared to $39 million in first quarter 2025

•	Capital expenditures of $47 million compared to $53 million in first quarter 2025

•	Free cash flow(2) of $54 million compared to $(14) million in first quarter 2025

“Our second quarter results reflected the market headwinds that emerged following the sharp commodity price decline in early April, generally consistent with the outlook we provided with our first quarter results. That said, our operational excellence initiatives continued to deliver value, particularly our asset management program, which is driving impressive capital efficiency gains and enabling us to optimize our capital investments. Additionally, we exceeded our expectations on adjusted EBITDA less capital expenditures and continue to be a leader in our industry on that metric. Since second quarter end, a number of crews have returned to work and we have seen a modest improvement in frac calendar utilization versus the recent trough. Further, we're encouraged by increasing customer engagement around 2026 planning, and believe that given the current market dynamics in hydraulic fracturing, a simultaneous increase in both oil-directed and gas-directed activity could lead to favorable market tightening early next year,” said Matt Wilks, ProFrac's Executive Chairman.

“While we remain focused on operational excellence and the high-quality service delivery that differentiates ProFrac in the market, we also continue to be strategic and opportunistic in advancing key initiatives that further position us for long-term success. Our ProPilot platform, which is delivering transformational improvements in automated fracturing operations, is a prime example of this. We continue to invest in and develop our ProPilot automation system and have deployed ProPilot to all of our active fleets. Our innovative Flotek partnership unlocked immediate value while providing ownership exposure to a highly scalable gas quality and asset integrity management business. Additionally, we strengthened our financial flexibility through targeted debt refinancing measures that provide incremental liquidity. These initiatives underscore our commitment to creating sustainable competitive advantages while maintaining disciplined capital allocation,” concluded Mr. Wilks.

Outlook

In the Stimulation Services segment, ProFrac's active fleet count reached a trough in late June-early July, and since that time the Company has redeployed incremental fleets as of July 31, 2025. Although activity has improved from the trough, the Company believes that its third quarter segment results will decrease relative to the second quarter results. The Company’s asset management approach continues to provide capital efficiency in addition to flexibility in maintenance scheduling and fleet deployment, enabling optimal equipment performance and strategic resource allocation.

In the Proppant Production segment, the Company expects volumes to remain relatively flat compared to the second quarter exit rate, with efficiency gains expected to drive segment profitability levels similar to the second quarter despite the lower sequential volumes.

Business Segment Information

The Stimulation Services segment generated revenues of $432 million in second quarter 2025, which resulted in $51 million of Adjusted EBITDA and a margin of 12%. This compared with $525 million in revenues in first quarter 2025, which resulted in $105 million of Adjusted EBITDA and a margin of 20%.

The Proppant Production segment generated revenues of $78 million in second quarter 2025, which resulted in $15 million of Adjusted EBITDA and a margin of 19%. This compared with revenues of $67 million in first quarter 2025, which resulted in $18 million of Adjusted EBITDA and a margin of 27%. Approximately 58% of the Proppant Production segment’s revenue was intercompany during second quarter 2025.

The Manufacturing segment generated revenues of $56 million in second quarter 2025, which resulted in $7 million of Adjusted EBITDA and a margin of 13%. This compared with revenues of $66 million in first quarter 2025, which resulted in $4 million of Adjusted EBITDA and a margin of 6%. Approximately 78% of the Manufacturing segment’s revenue was intercompany during second quarter 2025.

Other Business Activities generated revenues of $65 million in second quarter 2025, which resulted in $8 million of Adjusted EBITDA and a margin of 12%. This compared with revenues of $62 million in first quarter 2025, which resulted in $8 million of Adjusted EBITDA and a margin of 13%. ProFrac’s Other Business Activities include the results of Flotek Industries and Livewire Power.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $47 million in the second quarter, a decline from the $53 million reported in first quarter 2025.

The Company’s vertical integration and various strategic initiatives enable it to respond rapidly to evolving market conditions. On capital allocation, the Company has made significant progress to reduce its capital expenditure needs without sacrificing service quality, operational efficiency or our ability to deploy high-quality additional fleets quickly. Previously the Company noted that it had identified approximately $70-100 million in potential capital expenditure reductions to flexibly align with evolving market conditions. The Company now expects to incur approximately $175 million to $225 million in capital expenditures in 2025 driven primarily by frac fleet maintenance and selective growth initiatives, as well as improvements at Alpine aimed at increasing quality and throughput at the mines, particularly in South Texas and at mines located in the Haynesville Shale.

Balance Sheet and Liquidity

Total debt outstanding as of June 30, 2025 was $1.08 billion while total principal amount of debt outstanding as of June 30, 2025 was $1.11 billion. Net debt(3) outstanding as of June 30, 2025 was $1.08 billion.

Total cash and cash equivalents as of June 30, 2025 was $26 million, of which $5 million was related to Flotek and not accessible by the Company.

As of June 30, 2025 the Company had $108 million of liquidity, including approximately $21 million in cash and cash equivalents, excluding Flotek, and $87 million of availability under its asset-based credit facility.

Footnotes

(1)	Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.
(2)	Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.
(3)	Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, August 7, 2025, at 11:00 a.m. Eastern / 10:00 a.m. Central. To register for and access the event, please click here. An archive of the webcast will be available shortly after the call’s conclusion on the IR Calendar section of ProFrac’s investor relations website for 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated and innovation-driven energy services holding company providing hydraulic fracturing, proppant production, related completion services and complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. ProFrac operates through three business segments: Stimulation Services, Proppant Production and Manufacturing, in addition to Other Business Activities. For more information, please visit ProFrac's website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; the Company’s expectations about contributions of acquired entities; fleet deployment levels; the Company’s expectations about price fluctuations, and macroeconomic conditions impacting the industry; competitive conditions in the industry; the Company’s ability to increase the utilization of its mining assets and lower our mining costs per ton; success of the Company’s ongoing strategic initiatives; the risks relating to launching a new business; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2025 financial and operational results; the Company’s ability to earn its targeted rates of return; pricing of the Company’s services in light of the prevailing market conditions; the impact of continued inflation, risk of a global recession, and U.S. trade policy, including the imposition of tariffs and retaliatory measures; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity and debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; expectations regarding pricing per ton range; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2025 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; risks related to the imposition of tariffs and retaliatory measures, and changes in U.S. trade policy; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; risks regrading access to additional capital; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for oil and natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2025. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss), net cash from operating activities, or GAAP measurements of debt, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA, Free Cash Flow and Net Debt are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) loss or gain on disposal of assets, net, (v) stock-based compensation, and (vi) other charges, such as certain credit losses, gain or loss on extinguishment of debt, unrealized loss or gain on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges, goodwill impairments, gains on insurance recoveries, transaction costs, third-party supply commitment charges, lease termination costs, and impairments of long-lived assets.  We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA, Free Cash Flow and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	June 30,	December 31,
(In millions)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$26.0	$14.8
Accounts receivable, net	333.8	312.7
Accounts receivable — related party, net	18.9	16.1
Inventories	180.9	201.1
Prepaid expenses and other current assets	20.7	29.4
Total current assets	580.3	574.1
Property, plant, and equipment, net	1,636.0	1,761.2
Operating lease right-of-use assets, net	138.0	158.6
Goodwill	301.3	302.0
Intangible assets, net	129.9	148.9
Other assets	45.2	43.3
Total assets	$2,830.7	$2,988.1

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$335.8	$324.3
Accounts payable — related party	30.0	18.1
Accrued expenses	77.0	67.2
Current portion of long-term debt	131.0	159.6
Current portion of long-term debt— related party	5.0	5.0
Current portion of operating lease liabilities	26.7	26.0
Other current liabilities	33.0	56.6
Other current liabilities — related party	1.6	3.2
Total current liabilities	640.1	660.0
Long-term debt	941.9	936.1
Long-term debt — related party	6.3	8.3
Operating lease liabilities	116.6	137.1
Deferred tax liabilities	14.8	14.9
Tax receivable agreement liability	82.9	82.9
Other liabilities	9.8	9.2
Total liabilities	1,812.4	1,848.5

Mezzanine equity:
Series A preferred stock	66.1	63.5

Stockholders' equity:
Class A common stock	1.5	1.5
Additional paid-in capital	1,235.9	1,241.2
Accumulated deficit	(361.9)	(235.9)
Accumulated other comprehensive income	—	0.1
Total stockholders' equity attributable to ProFrac Holding Corp.	875.5	1,006.9
Noncontrolling interests	76.7	69.2
Total stockholders' equity	952.2	1,076.1
Total liabilities, mezzanine equity, and stockholders' equity	$2,830.7	$2,988.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In millions)	2025	2025	2024	2024	2025	2024
Total revenues	$501.9	$600.3	$579.4	$581.5	$1,102.2	$1,160.9

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	374.7	419.4	393.1	373.7	794.1	766.8
Selling, general, and administrative	51.4	53.6	54.1	50.6	105.0	104.7
Depreciation, depletion and amortization	104.7	106.0	103.4	112.8	210.7	216.2
Acquisition and integration costs	0.1	0.1	2.9	0.2	0.2	3.1
Goodwill impairment	—	—	67.7	—	—	67.7
Other operating expense, net	25.3	5.2	7.4	4.3	30.5	11.7
Total operating costs and expenses	556.2	584.3	628.6	541.6	1,140.5	1,170.2

Operating income (loss)	(54.3)	16.0	(49.2)	39.9	(38.3)	(9.3)

Other income (expense):
Interest expense, net	(35.1)	(35.9)	(39.6)	(37.6)	(71.0)	(77.2)
Loss on extinguishment of debt	—	—	—	(0.8)	—	(0.8)
Other income (expense), net	(9.7)	4.8	(0.5)	1.8	(4.9)	1.3
Income (loss) before income taxes	(99.1)	(15.1)	(89.3)	3.3	(114.2)	(86.0)
Income tax benefit (expense)	(4.4)	(0.3)	23.7	(0.3)	(4.7)	23.4
Net income (loss)	(103.5)	(15.4)	(65.6)	3.0	(118.9)	(62.6)
Less: net income attributable to noncontrolling interests	(2.4)	(2.1)	(1.1)	(1.2)	(4.5)	(2.3)
Net income (loss) attributable to ProFrac Holding Corp.	$(105.9)	$(17.5)	$(66.7)	$1.8	$(123.4)	$(64.9)
Net income (loss) attributable to Class A common shareholders	$(107.2)	$(18.8)	$(67.9)	$0.6	$(126.0)	$(67.3)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In millions)	2025	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(103.5)	$(15.4)	$(65.6)	$(118.9)	$(62.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	104.7	$106.0	103.4	210.7	216.2
Amortization of acquired unfavorable contracts	(1.9)	(5.7)	(10.9)	(7.6)	(27.4)
Stock-based compensation — equity classified	0.8	1.1	2.9	1.9	5.0
Gain on insurance recoveries	—	—	(3.2)	—	(3.2)
Loss (gain) on disposal of assets, net	5.2	3.4	0.3	8.6	(1.1)
Non-cash loss on extinguishment of debt	—	—	—	—	0.8
Amortization of debt issuance costs	3.0	3.0	4.4	6.0	7.6
Loss (gain) on investments, net	10.5	(3.7)	1.0	6.8	(0.2)
Provision for credit losses, net of recoveries	12.8	—	—	12.8	—
Goodwill impairment	—	—	67.7	—	67.7
Deferred tax benefit	—	—	(27.4)	—	(27.2)
Other non-cash items, net	—	0.2	—	0.2	—
Changes in operating assets and liabilities	68.8	(50.2)	40.9	18.6	17.0
Net cash provided by operating activities	100.4	38.7	113.5	139.1	192.6

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	(194.4)	—	(194.4)
Investment in property, plant & equipment	(46.5)	(52.5)	(61.9)	(99.0)	(121.8)
Proceeds from sale of assets	0.5	0.2	22.4	0.7	29.0
Proceeds from insurance recoveries	—	—	4.4	—	4.4
Other	(0.2)	0.6	(2.0)	0.4	(2.0)
Net cash used in investing activities	(46.2)	(51.7)	(231.5)	(97.9)	(284.8)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	21.6	—	120.9	21.6	120.9
Repayments of long-term debt	(29.4)	(42.5)	(18.1)	(71.9)	(55.6)
Borrowings from revolving credit agreements	497.6	419.1	533.1	916.7	1,034.2
Repayments of revolving credit agreements	(533.3)	(361.1)	(518.5)	(894.4)	(1,003.7)
Payment of debt issuance costs	(0.4)	—	(2.3)	(0.4)	(3.4)
Cash settlement of vested stock awards	(0.2)	(1.0)	—	(1.2)	—
Tax withholding related to net share settlement of equity awards	—	—	(1.4)	—	(1.5)
Other	(0.1)	(0.3)	—	(0.4)	—
Net cash provided by (used in) financing activities	(44.2)	14.2	113.7	(30.0)	90.9

Net increase (decrease) in cash, cash equivalents, and restricted cash	10.0	1.2	(4.3)	11.2	(1.3)
Cash, cash equivalents, and restricted cash beginning of period	16.0	14.8	28.3	14.8	25.3
Cash, cash equivalents, and restricted cash end of period	$26.0	$16.0	$24.0	$26.0	$24.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In millions)	2025	2025	2024	2024	2025	2024
Net income (loss)	$(103.5)	$(15.4)	$(65.6)	$3.0	$(118.9)	$(62.6)

Interest expense, net	35.1	35.9	39.6	37.6	71.0	77.2
Depreciation, depletion and amortization	104.7	106.0	103.4	112.8	210.7	216.2
Income tax expense (benefit)	4.4	0.3	(23.7)	0.3	4.7	(23.4)
Loss (gain) on disposal of assets, net	5.2	3.4	0.3	(1.4)	8.6	(1.1)
Loss on extinguishment of debt	—	—	—	0.8	—	0.8
Provision for credit losses, net of recoveries	12.8	—	—	—	12.8	—
Stock-based compensation	2.0	1.1	2.9	2.1	3.1	5.0
Lease termination	0.8	—	—	—	0.8	—
Transaction costs	3.3	0.2	—	—	3.5	—
Severance charges	0.4	—	1.1	0.7	0.4	1.8
Acquisition and integration costs	0.1	0.1	2.9	0.2	0.2	3.1
Supply commitment charges	—	—	—	0.2	—	0.2
Impairment of goodwill	—	—	67.7	—	—	67.7
Gain on insurance recoveries	—	—	(3.2)	—	—	(3.2)
Litigation expenses and accruals for legal contingencies	2.8	1.6	9.2	4.8	4.4	14.0
Loss (gain) on investments, net	10.5	(3.7)	1.0	(1.2)	6.8	(0.2)
Adjusted EBITDA	$78.6	$129.5	$135.6	$159.9	$208.1	$295.5

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In millions)	2025	2025	2024	2024	2025	2024
Revenues
Stimulation services	$432.0	$524.5	$505.6	$517.3	$956.5	$1,022.9
Proppant production	77.5	67.3	69.5	77.7	144.8	147.2
Manufacturing	55.8	65.8	55.9	43.5	121.6	99.4
Other	65.0	62.2	47.6	41.7	127.2	89.3
Total segments	630.3	719.8	678.6	680.2	1,350.1	1,358.8
Eliminations	(128.4)	(119.5)	(99.2)	(98.7)	(247.9)	(197.9)
Total revenues	$501.9	$600.3	$579.4	$581.5	$1,102.2	$1,160.9

Adjusted EBITDA
Stimulation services	$51.1	$104.6	$107.3	$125.2	$155.7	$232.5
Proppant production	14.8	18.3	25.7	28.4	33.1	54.1
Manufacturing	7.3	4.0	0.1	4.4	11.3	4.5
Other	8.4	7.7	4.4	3.6	16.1	8.0
Total segments	81.6	134.6	137.5	161.6	216.2	299.1
Eliminations	(3.0)	(5.1)	(1.9)	(1.7)	(8.1)	(3.6)
Total adjusted EBITDA	$78.6	$129.5	$135.6	$159.9	$208.1	$295.5

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	June 30,	December 31,
(In millions)	2025	2024
Current portion of long-term debt	$131.0	$159.6
Current portion of long-term debt— related party	5.0	5.0
Long-term debt	941.9	936.1
Long-term debt — related party	6.3	8.3
Total debt	1,084.2	1,109.0

Plus: unamortized debt discounts, premiums, and issuance costs	25.8	29.9
Total principal amount of debt	1,110.0	1,138.9

Less: cash and cash equivalents	(26.0)	(14.8)
Net debt	$1,084.0	$1,124.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In millions)	2025	2025	2024	2025	2024
Net cash provided by operating activities	$100.4	$38.7	$113.5	$139.1	$192.6

Investment in property, plant & equipment	(46.5)	(52.5)	(61.9)	(99.0)	(121.8)
Proceeds from sale of assets	0.5	0.2	22.4	0.7	29.0
Free cash flow	$54.4	$(13.6)	$74.0	$40.8	$99.8